EXPURGATED                                        CONFIDENTIAL
                                                  TREATMENT
                                                  REQUESTED BY
                                                  CONTINENTAL
                                                  AIRLINES, INC.

                                                   Exhibit 4.8(a)

                WAIVER, CONSENT AND AMENDMENT TO
                       CMI LOAN AGREEMENT


           WAIVER, CONSENT AND AMENDMENT TO CMI LOAN AGREEMENT, dated as of March 30, 1995 (this "Amendment"), among CONTINENTAL MICRONESIA, INC., a Delaware corporation ("Borrower"), AIR MICRONESIA, INC., a Delaware corporation ("Guarantor"), the financial institutions party to the Loan Agreement referred to below ("Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as agent for said Lenders under the Loan Agreement (in such capacity, "Agent").


                      W I T N E S S E T H :

          WHEREAS, Borrower, Guarantor, Lenders and Agent are parties to that certain Loan Agreement, dated as of April 27, 1993 (such Agreement, as it may be hereafter amended, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Loan Agreement", and capitalized terms defined therein and not otherwise defined herein being used herein as therein defined; and

          WHEREAS, Continental Airlines, Inc. ("Continental"), Continental Express, Inc., GE Capital, General Electric Company, and Global Project & Structured Finance Corporation, are parties to that certain Master Restructuring Agreement, dated as of March 30, 1995 (the "Restructuring Agreement"), pursuant to which certain obligations of Borrower and Continental are being restructured; and

          WHEREAS, Borrower has advised Lenders and Agent that Borrower wishes to amend certain provisions of the Loan Agreement in connection with the transactions contemplated by the Restructuring Agreement, and Borrower has requested that Lenders agree to various amendments to, and waivers of, certain provisions of the Loan Agreement in connection therewith; and

          WHEREAS, Lenders have agreed so to amend and waive, as the case may be, certain provisions of the Loan Agreement upon the terms and subject to the conditions provided herein;

          NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

          SECTION 1. Waiver and Consent. The obligation of Borrower to make any principal payment of the Loan due and payable as set forth in Section 2.1(c) of the Loan Agreement on any Interest Payment Date during the period from January 1, 1995 through December 31, 1996 (a "Deferred Principal Payment Date") is hereby waived and each such principal payment otherwise due and payable on such Deferred Principal Payment Date shall instead be repaid in accordance with Section 2.1(c) of the Loan Agreement, as amended by this Amendment.

          SECTION 2.  Amendments to Loan Agreement.  The Loan
Agreement is hereby amended as follows:

          (a)  Section 1 is hereby amended as follows:

               (i)  by deleting the definition of the term
     "Disposition" in its entirety and substituting the following new definition in lieu therefor:

                    "'Disposition' shall mean any sale,
          transfer, assignment, conveyance or other disposition.";

              (ii)  by deleting the definition of the term
     "Disposition Notice" in its entirety;

             (iii) by inserting in the definition of the term "Eligible Assignee" before the first reference therein to "any Person" the reference to "GE Capital, Societe Nationale d'Etude et de Construction de Moteurs D'Aviation, MTU Motoren-und Turbinen-Union Munchen, GmbH, any of their respective Subsidiaries or Affiliates, or";

              (iv)  by deleting in the definition of the term
     "Lender" the reference therein to "by Section 8.1(a)(i) or 8.1(a)(ii)" and substituting the reference to "hereunder" in lieu therefor; and

               (v) by inserting the following new definitions in proper alphabetical order:

                    "'CMI Deferred Amount' shall mean the
          aggregate amount of all principal payments deferred in accordance with the terms of Section 1 of the Waiver, Consent and Amendment."

                    "'CMI Deferred Date' shall mean
          December 31, 1996."

                    "'CMI LIBOR Rate' shall mean the average of the four rates, reported from time to time by Telerate News Service (or such other number of rates as such service may from time to time report), at which foreign branches of major United States banks offer United States dollar deposits to other banks for a 90-day period in the London interbank market at approximately 11:00 a.m., London time, on the second full Eurodollar Business Day next preceding each Interest Payment Date set forth on Schedule 2.1 attached hereto during which any CMI Deferred Amount is to be outstanding (unless such Interest Payment Date is not a Business Day, in which event such interest rates shall be determined two Eurodollar Business Days prior to the Business Day next succeeding such Interest Payment Date). If such interest rates shall cease to be available from Telerate News Service, the CMI LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower. Such CMI LIBOR Rate, as determined above, will remain in effect with respect to any outstanding CMI Deferred Amount to but not including the next Interest Payment Date, after which the CMI LIBOR Rate determined in accordance with the prior two sentences shall be in effect."

               [CONFIDENTIAL MATERIAL OMITTED AND FILED
               SEPARATELY WITH THE SECURITIES AND EXCHANGE
               COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
               TREATMENT]

                    "'Deferred Principal Payment Date' shall have the meaning set forth in Section 1 of the Waiver, Consent and Amendment."

                    "'Eurodollar Business Day' shall mean a
          Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions."

               [CONFIDENTIAL MATERIAL OMITTED AND FILED
               SEPARATELY WITH THE SECURITIES AND EXCHANGE
               COMMISSION PURSUANT TO A REQUEST FOR
               CONFIDENTIAL TREATMENT]

                    "'Waiver, Consent and Amendment' shall
          mean that certain Waiver, Consent and Amendment, dated as of March 30, 1995, among Borrower, Guarantor, Lenders and GE Capital, as Agent."

          (b) Section 2.1 is hereby amended by deleting subsection (c) thereof in its entirety and substituting the following new subsection (c) in lieu therefor:

                    "(c)  The principal amount of each Loan
          (other than the CMI Deferred Amount) shall be due and payable in quarterly installments in the amounts and on the Interest Payment Dates set forth in Schedule 2.1 attached hereto. The CMI
          Deferred Amount outstanding on the CMI Deferred
          Date shall be due and payable in the amounts and on the dates set forth on Schedule 2.1 attached hereto.

          (c)  Section 2.2 is hereby amended as follows:

               (i) by deleting in subsection (b) thereof the first parenthetical contained therein;

              (ii) by deleting subsection (f) thereof in its entirety; and

             (iii) by renumbering subsection (g) thereof to be new subsection (f).

          (d)  Section 2.2 is hereby amended by deleting clause
(iii) of subsection (d) thereof in its entirety and substituting the following new clause (iii) in lieu therefor:

          "(iii) applied first, ratably to the scheduled payments of the outstanding amounts set forth in the column titled Deferred Principal Balance on
          Schedule 2.1 hereto, and then, to the scheduled payments of the outstanding amounts set forth in the column titled Principal Balance on Schedule
          2.1 hereto in the inverse order of maturity.
          Notwithstanding anything to the contrary contained herein, the CMI Deferred Amount may be prepaid in whole or in part without any prepayment penalty."

          (e)  Section 2.5 is hereby amended as follows:

          (i) by deleting the words "on the average outstanding principal balance of the Notes outstanding" in the second sentence of subsection (a) thereof immediately prior to clause (i) therein and substituting the following words "on each day during such Payment Period on the amount set forth in the column titled Principal Balance on Schedule 2.1 hereof (as reduced by any prepayments made during such Payment Period) opposite the Interest Payment Date that is the first day of such Payment Period"; and

          (ii) by inserting the following new proviso before the parenthetical at the end of the second sentence of subsection (a) thereof:

          "provided, however, that interest shall accrue on each day during such Payment Period on the amount set forth in the column titled Deferred Principal Balance on
          Schedule 2.1 hereof (as reduced by any prepayments made during such Payment Period) opposite the Interest Payment Date that is the first day of such Payment Period at a rate per annum equal to 4% above the CMI LIBOR Rate in effect during such Payment Period".

          (f)  [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT]

          (g)  Section 5.1 is hereby amended as follows:

               (i) by deleting subsection (a) thereof in its entirety and substituting the following new subsection (a) in lieu therefor:

                    "(a)  Upon the earlier to occur of the
          date of distribution, in final form, to Borrower's management or within 45 days after the end of each fiscal month, (i) a copy of the unaudited consolidated statement of income of Borrower and its Subsidiaries for that portion of the Fiscal Year ending as of the end of such month and, if prepared in the ordinary course, a copy in final form of the consolidated balance sheet as of the close of such month and statement of cash flow of Borrower and its Subsidiaries for that portion of the Fiscal Year ending as of the end of such month, (ii) a copy of the unaudited consolidated statement of income of Borrower and its Subsidiaries for such month, in each case, prepared in the form customarily produced by Borrower for internal corporate, financial or accounting purposes, and (iii) a comparison of actual cash forecasts, budgets and other information required to be delivered to Lender in accordance with Sections 5.1(a) and 5.1(g) with the amounts projected for such fiscal month.";

              (ii) by deleting subsection (g) thereof in its entirety and substituting the following new subsection (g) in lieu therefor:

                    "(g) Promptly upon preparation in final form and in any event at the beginning of each Fiscal Year:

                    (i)  projected consolidated cash flow
               statements including summary details of cash disbursements, including Capital Expenditures, for such Fiscal Year, and projected consolidated income statements of Borrower and its Subsidiaries, on a monthly basis;

                    (ii)  if prepared in the ordinary course,
               projected consolidated balance sheets of Borrower and its Subsidiaries for such Fiscal Year, on a quarterly basis, together with appropriate supporting details as requested by Lender;

                    (iii)  any other budgets or formal financial
               projections prepared regarding Borrower and distributed to Borrower's Stockholders; and

                    (iv)  projected budgets for the next 12
               months regarding Borrower and its Subsidiaries, together with statistical information, on a monthly basis.";

             (iii) by inserting at the end of subsection (l) thereof before the period at the end thereof the reference to "and shall also provide Agent, upon its reasonable request, with reasonable opportunities to discuss all of the foregoing information provided to Agent and each Lender pursuant to this Section 5 with appropriate members of management of AMI, Borrower or any of their respective Subsidiaries, as appropriate".

          (h)  [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT]


          (i) Section 8.1 is hereby amended by deleting it in its entirety and substituting the reference to "[RESERVED]" in lieu therefor.

          (j)  Section 8.2 is hereby amended as follows:

               (i) by deleting in subsection (a) thereof the first parenthetical therein;

              (ii) by deleting in subsection (a) thereof the two references therein to "the Tranche A Loan" and substituting the reference to "any Loan" in lieu therefor;

             (iii) by deleting in subsection (b) thereof the first parenthetical therein; and

              (iv) by deleting in subsection (b) thereof the reference therein to "the Tranche A Loan" and substituting the reference to "any Loan" in lieu therefor.

          (k) Section 8.3 is hereby amended by deleting in the first sentence of subsection (d) thereof the reference therein to "Tranche A Loan to an Eligible Assignee" and substituting the reference to "Tranche A Loan or Tranche B Loan, as the case may be, to a Lender or an Eligible Assignee" in lieu therefor.

          (l)  Section 8.4 is hereby amended as follows:

               (i)  by deleting the first sentence of
     subsection (a) thereof in its entirety and substituting the following new sentence in lieu therefor:

          "Each Lender may sell, transfer, assign or negotiate all or a portion of the Loans owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) each assignee hereunder shall also be a Lender or an Eligible Assignee,
          (iii) each such sale, transfer or assignment shall be in an aggregate principal amount of not less than $5,000,000 and (iv) no such assignment may result in the Notes being beneficially owned by more than fifteen (15) Persons in the aggregate.";

              (ii)  by deleting in the second sentence of
     subsection (a) thereof the reference therein to "Tranche A";
     and

             (iii)  by deleting in the first sentence of
     subsection (d) thereof the reference therein to "Tranche A".

          (m) Section 9.1 is hereby amended by inserting the following new subsection (s) at the end thereof:

               "(s) So long as GE Capital or any of its Affiliates shall hold any Note or be owed any Obligation under this Agreement or any of the other Loan Documents, Borrower shall fail to make any payment when due, taking into account applicable cure periods, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Indebtedness owed by Borrower to GE Capital or any of its Affiliates; or any such Indebtedness shall be declared to be due and payable or required to be prepaid in full (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof."

          (n)  Schedule 2.1 to the Loan Agreement is deleted and
Schedule 2.1 hereto is substituted therefor.

          SECTION 3.  Effective Date.  This Amendment shall
become effective upon the Restructuring Date (as such term is defined the Restructuring Agreement).

          SECTION 4.  [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT]

          SECTION 5. Miscellaneous. (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement and the other Loan Documents to "this Agreement," "hereunder," "hereof," "herein," or words of like import, shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, Borrower hereby confirms that all of its obligations under the Collateral Documents shall continue and shall remain in full force and effect.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          (d) This Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

          (e) The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement among the parties hereto.

          (f) Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof regarding conflicts of law, and any applicable laws of the United States. Agent, each Lender and Borrower agree to submit to personal jurisdiction and, to the extent permitted by applicable law, to waive any objection as to venue in the County of New York, State of New York. To the extent permitted by applicable law, service of process on Borrower, Agent or any Lender in any action arising out of or relating to this Amendment shall be effective if mailed to such party at the address listed
Section 11.11 of the Loan Agreement. Nothing herein shall preclude Agent, Lender or Borrower from bringing suit or taking other legal action in any other jurisdiction.

          (g) To the extent permitted by applicable law, the parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   CONTINENTAL MICRONESIA, INC.


                                   By: /s/ JOANNE ROEMER
                                      Name:     Joanne Roemer
                                      Title:Vice President & CFO

                                   AIR MICRONESIA, INC.


                                   By:  /s/ JOHN LUTH
                                      Name:   John E. Luth
                                      Title:  Attorney-in-Fact


                                   GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Agent and
                                     Lender


                                   By:  ERIC M. DULL
                                      Name:  Eric M. Dull
                                      Title: Attorney-in-Fact


     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
     CONFIDENTIAL TREATMENT]